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                                                                   EXHIBIT 10.27


                              SECOND AMENDMENT TO


                       PICK - SEQUOIA LICENSE AGREEMENT

     This Second Amendment to the Pick - Sequoia Open Architecture License Agreement is entered into effective 8-11-95, between Pick Systems ("Pick") and Sequoia Systems, Inc. ("Sequoia").

                                   RECITALS


     A. Pick and Concurrent Operating Systems Technology ("Concurrent Operating") entered into an Open Architecture License Agreement (the "License Agreement") on October 10, 1986. By virtue of its purchase of Concurrent Operating, Sequoia Systems, Inc. assumed all of Concurrent Operating's rights and duties under the License Agreement.

     B. Pick and Sequoia now wish to enter into this Second Amendment to the License Agreement.

     Now, therefore, for valuable consideration, the sufficiency of which is acknowledged by the parties, Pick and Sequoia hereby amend the License Agreement as follows:


1.   A new Section 25 is hereby added to the License Agreement, as follows:


     Operating Systems File Interface
     --------------------------------

     (a) Pick hereby grants to Licensee non-exclusive license to use Pick's Operating Systems File Interface, including both source and object code therefor, and all revisions, enhancements and upgrades thereto developed by Pick, (collectively, "OSFI") subject to the terms and conditions of this Agreement, except as specified in this Section 25.

     (b) For such license, Licensee shall pay Pick license fees based on the aggregate number of Seats on which Licensee sub-licenses the use of OSFI to its sub-licensees of Licensed Systems at the rate of $20.00 each for the first 5000 Seats, $10.00 for each of the next 5000 Seats and $5.00 for each Seat over 10,000 Seats. Such payments shall be subject, however, to an aggregate maximum of $225,000, beyond which no further license fees with respect to the OSFI shall be due. No other license fees or royalties shall be due in respect of OSFI. For purposes of licensing OSFI, "Seats" shall be defined as the number of concurrently active users of OSFI software.

     (c) Licensee and Pick agree to cooperate with each other in the continued development of OSFI, to share the results of such efforts and to furnish each other with all upgrades and other OSFI product developments each produces (collectively referred to

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herein as ("Enhancements") as they are available. Either party may use and license such Enhancements as it sees fit without additional compensation to the other party, regardless of which party originated such Enhancements, provided, however, that neither party will license or disclose the source code for any Enhancements to any third party without the prior written consent of the other. This agreement will expire in three (3) years, unless an extension is mutually agreed upon.


2. Except as specifically modified hereby, the License Agreement and its terms, conditions and definitions shall remain in full force and effect, and shall govern this Second Amendment. Capitalized terms used herein shall have the meaning given to them in the License Agreement.


PICK SYSTEMS                                     SEQUOIA SYSTEMS, INC.

By /s/ George E. Olenik                          By /s/ John Owens
   ------------------------                        ------------------------

Name   George E. Olenik                          Name   John Owens
    -----------------------                          ----------------------

Title CEO                                        Title VP, Engineering
     ----------------------                           ---------------------

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